Exhibit 99.01 Financial Statement Information of Outtask, Inc.

Item 9.01(a)(1)

Independent Auditor’s Report

Board of Directors and Stockholders

Outtask, Inc.

Alexandria, Virginia

We have audited the accompanying Balance Sheets of Outtask, Inc. as of December 31, 2005 and 2004, and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outtask, Inc., as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Aronson & Company

Rockville, Maryland

March 22, 2006

Item 9.01(a)(2)

OUTTASK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2005

	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$1,427,514	$1,892,385
Accounts receivable (net allowance for doubtful accounts of $411,940 and $500,000 at December 31, 2005 and 2004, respectively)	2,750,817	1,643,557
Other	55,161	7,657

Total current assets	4,233,492	3,543,599
Property, equipment, purchased software, net	774,546	593,062
Other assets
Deposits	36,949	36,949
Deferred costs	418,000	—

Total other assets	454,949	36,949

Total assets	$5,462,987	$4,173,610

See notes to consolidated financial statements.

Item 9.01(a)(2)

OUTTASK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2005

	2005	2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Obligations under capitalized leases, current portion	$125,415	$124,608
Accounts payable	82,180	398,262
Accrued expenses	969,237	460,927
Deferred revenue	1,181,433	814,776

Total current liabilities	2,358,265	1,798,573
Other liabilities
Deferred rent	118,947	—
Obligations under capitalized leases	—	123,432

Total other liabilities	118,947	123,432

Total liabilities	2,477,212	1,922,005
Commitments and contingencies	—	—
Stockholders’ equity
Convertible, redeemable preferred stock, Series A-1, $.001 par value, 9,895,834 shares authorized, 2,141,204 shares issued and outstanding (aggregate redemption value and liquidation preference of $2,703,343 and $2,516,905 at December 31, 2005 and 2004, respectively)	2,141	2,141
Series B-1, $.001 par value, 3,277,959 shares authorized, 731,972 shares issued and outstanding (aggregate redemption value and liquidation preference of $1,566,618 and $1,459,292 at December 31, 2005 and 2004, respectively)	732	732
Class A redeemable common stock, $.01 par value, 655,556 shares authorized, 611,763 issued	—	6,118
Class A common stock, $.01 par value, 39,344,444 shares authorized, 16,732,386 and 16,634,053 shares issued and outstanding at December 31, 2005 and 2004, respectively	167,323	166,340
Additional paid-in capital	22,991,616	14,189,341
Notes receivable from stockholder	—	(184,928)
Accumulated deficit	(20,176,037)	(11,928,139)

Total stockholders’ equity	2,985,775	2,251,605

Total liabilities and stockholders’ equity	$5,462,987	$4,173,610

See notes to consolidated financial statements.

Item 9.01(a)(3)

OUTTASK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004 AND 2005

	2005	2004
Revenues	$14,393,051	$11,011,755
Cost of sales	1,936,964	1,507,311

Gross margin	12,456,087	9,504,444

Operating costs and expenses
Customer support and development	4,000,870	3,439,713
Sales and marketing	3,296,687	3,181,298
General and administrative	3,204,417	2,727,010
Stock based compensation	10,009,000	—

Total operating costs and expenses	20,510,974	9,348,021

Other income (expense)
Settlement expense	(174,000)	—
Interest expense	(18,565)	(24,000)
Interest and other income	52,895	34,023
Gain on sale of product line	—	3,076,595

Total	(139,670)	3,086,618

Income (loss) before income taxes	(8,194,557)	3,243,041
Provision for income taxes	53,341	92,600

Net income (loss)	$(8,247,898)	$3,150,441

See notes to consolidated financial statements.

Item 9.01(a)(4)

OUTTASK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2004 AND 2005

	Convertible Redeemable Series A-1		Preferred Stock Series B-1		Class A Redeemable Common Stock		Class A Common Stock		Additional Paid-in Capital	Notes Receivable from Stockholder	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2004	2,141,204	$2,141	731,972	$732	611,763	$6,118	16,634,053	$166,340	$14,189,341	$(184,928)	$(15,078,580)	$(898,836)
Net income	—	—	—	—	—	—	—	—	—	—	3,150,441	3,150,441

Balance, December 31, 2004	2,141,204	2,141	731,972	732	611,763	6,118	16,634,053	166,340	14,189,341	(184,928)	(11,928,139)	2,251,605
Redemption of common stock	—	—	—	—	(611,763)	(6,118)	—	—	(1,217,408)	—	—	(1,223,526)
Stock compensation expense	—	—	—	—	—	—	—	—	9,859,000	—	—	9,859,000
Exercise of stock options	—	—	—	—	—	—	23,333	233	11,433	—	—	11,666
Stock compensation	—	—	—	—	—	—	75,000	750	149,250	—	—	150,000
Forgiveness of shareholder receivable	—	—	—	—	—	—	—	—	—	184,928	—	184,928
Net loss	—	—	—	—	—	—	—	—	—	—	(8,247,898)	(8,247,898)

Balance, December 31, 2005	2,141,204	$2,141	731,972	$732	—	$—	16,732,386	$167,323	$22,991,616	$—	$(20,176,037)	$2,985,775

See notes to consolidated financial statements.

Item 9.01(a)(5)

OUTTASK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004 AND 2005

	2005	2004
Cash operating activities
Net income (loss)	$(8,247,898)	$3,150,441
Adjustments to reconcile net income (loss) to net cash provided (used) in operating activities Stock based compensation	10,009,000	—
Bad debt expense	410,000	593,263
Depreciation and amortization	334,365	446,035
Amortization of deferred costs	—	—
Forgiveness of stockholder receivable	184,928
Gain on sale of product line	—	(3,076,595)
Changes in assets and liabilities
Increase in accounts receivable	(1,517,260)	(1,055,801)
Increase in other current assets	(47,504)	(75,940)
Decrease in deposits	—	—
Increase (decrease) in accounts payable	(316,082)	(199,921)
Increase (decrease) in accrued expenses	378,920	(70,992)
Increase (decrease) in deferred revenue	366,657	(112,022)
Increase in deferred rent	248,337	—

Net cash provided (used) by operating activities	1,803,463	(401,532)
Cash flows from investing activities
Purchase of property, equipment, and purchased software	(515,849)	(383,896)
Costs incurred in Company sale transaction	(418,000)	—
Proceeds of product line	—	2,683,177

Net cash provided (used) by investing activities	(933,849)	2,299,281
Cash flows from financing activities (Repayment of) proceeds from note payable - stockholder	—	(600,000)
Principal payments on capital leases	(122,625)	—
Redemption of stock	(1,223,526)	—
Exercise of stock options	11,666	—

Net cash used by financing activities	(1,334,485)	(600,000)

Net increase (decrease) in cash	(464,871)	1,297,749
Cash and cash equivalents, beginning of year	1,892,385	594,636

Cash and cash equivalents, end of year	$1,427,514	$1,892,385

Supplemental disclosure of noncash financing activities
Acquisition of equipment through capitalized lease obligation	$—	$248,040
Interest paid	$18,565	$70,258
Income taxes paid	$84,700	$—

Item 9.01(a)(6)

OUTTASK, INC. AND SUBSIDIARIES

NOTE 1: SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Outtask, Inc. (the “Company”), a Delaware Corporation, was founded on April 6, 1999. Outtask, Inc. is a provider of “Software as a Service,” delivering employee-facing applications to companies in the areas of travel and expense management.

Basis of presentation: The accompanying financial statements have been prepared on the accrual basis of accounting and in conformity with accounting principles generally accepted in the United States of America.

Cash and cash equivalents: The Company classifies as cash and cash equivalents amounts on deposit in banks and cash invested temporarily in highly liquid instruments with maturities of three months or less at the time of purchase.

Accounts receivable: The face amount of accounts receivable is reduced by an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or to require an excessive collection cost are written-off to the allowance for doubtful accounts.

Property, equipment, and purchased software: Property, equipment, and purchased software are stated at cost, less accumulated depreciation and amortization. Depreciation on property, equipment, and purchased software is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

Leasehold improvements	3 years
Office and computer equipment	3 years
Purchased software	1-3 years

Intangible assets: In January 2000, the Company purchased the technology and rights to customer lists of VIN.net International, LLC. During May 2001, the Company purchased the business applications and customer list of an existing company. In June 2001, the Company purchased the technology and rights to customer lists of Open Hire, Inc. The cost allocated to the identifiable intangible assets (Note 2) is amortized on a straight-line basis over a three-year period, which the Company has determined to be the assets useful life.

Deferred costs: The Company has deferred the legal costs associated with its sale (see Note 11). The costs were recognized in 2006 as a component of the transaction gain.

Evaluation of long-lived assets: The Company evaluates the potential impairment of long-lived assets based upon projections of undiscounted cash flows on a per annum basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Research and development: Research and development expenses are charged to operations as incurred.

Advertising expenses: Advertising expenses are charged to operations as incurred.

Income taxes: The income tax (benefit) provision includes income taxes currently payable (refundable) plus the net change during the year in deferred tax assets or liabilities. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates for the period in which the differences are expected to reverse. Valuation allowances are provided when the expected realization of tax assets does not meet a more-likely-than-not criterion.

Revenue recognition: The Company derives revenue from subscription and transaction fees from the use of its software and consulting services. Application and implementation services are recognized over the estimated term of the contract which begins upon the customer’s execution of a noncancelable service agreement and the Company’s providing access to the licensed software to the customer, provided that the fee is fixed and determinable and collectibility is reasonably assured.

Revenues from consulting services are recognized based on the terms of the individual consulting agreements. Revenue from subscriptions are recognized over the service period, and revenue from transaction based services are recognized when the transactions are performed.

Stock-based compensation: The Company accounts for stock-based compensation to employees in accordance with APB No. 25 and, accordingly, initially recognizes compensation expense for fixed stock option grants only when the exercise price is less than the fair value of the shares on the date of the grant. All options issued since January 17, 2001 are accounted for using variable option accounting.

Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period and was calculated using the minimum value option pricing model using estimated fair market value of common stock ranging from $.10 to $.50 and the following assumptions:

	2005	2004
Risk-free interest rate	3.93%	2.78%
Expected dividend yield	—	—
Expected life	3 years	3 years

No value was attributed to the related options at the various grant dates in 2005 and 2004 in accordance with SFAS No. 123.

Use of estimates: The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires that management make certain estimates and assumptions. These estimates and assumptions affect the recorded amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the year. Actual results could vary from management’s estimates.

Fair value of financial instruments: The carrying value of the Company’s financial instruments, which includes cash and cash equivalents, accounts receivable, accounts payable, and other accrued expenses, approximates their fair values due to their short maturities.

Concentration of credit risk: Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash, cash equivalents, and accounts receivable. Cash and cash equivalents are placed with high-credit quality financial institutions and may from time to time exceed Federal insurance limits. The Company believes that financial risks associated with financial instruments are minimal. Credit risk is limited due to the large number of customers comprising the Company’s customer base.

NOTE 2: ACQUISITION AND INTANGIBLE ASSETS

VIN.net International, LLC: On January 18, 2000, the Company acquired substantially all of the technology of VIN.net International, LLC, which provides expense management services and products, pursuant to an Asset Purchase Agreement. The technology purchased consisted of the seller’s product code for certain software applications. In addition, the Company acquired rights to VIN.net International, LLC’s customer list. The aggregate purchase price for the acquisition was approximately $1,611,000, and pursuant to the Asset Purchase Agreement, the Company issued 655,556 shares of common stock, and paid an aggregate of $321,000 in exchange for the above described assets.

In January 2003, the shareholders exercised their redemption rights by putting 611,763 shares back to the Company. The Company did not immediately pay for the shares as a Federal trial court has found that it did not have sufficient legal capital to redeem these shares in early 2003. These shares remained classified as equity until the issue was settled by agreement dated November 1, 2005. The agreement required payment of $1,223,526 called for under the redemption rights agreement (which is reflected in equity) and $174,000 which is reflected as settlement expense in the 2005 statement of operations.

Open Hire, Inc.: On June 27, 2001, the Company completed the acquisition of substantially all of the technology of Open Hire, Inc., pursuant to the Asset Purchase Agreement. In addition, the Company acquired the rights to Open Hire, Inc.’s customer list and specified customer accounts receivable. The aggregate purchase price for the acquisition was approximately $1,187,000 and, pursuant to the Asset Purchase Agreement, the Company issued 683,544 shares of common stock, all of which will be held in escrow for a period of two years or until the date the Company makes a qualified public offering of its common stock to secure certain indemnifications, and paid an aggregate of $1,000,000 in exchange for the above described assets. The value of the acquired technology and customer list was based on the cash paid to the seller and the fair market value of the shares of the Company’s common stock exchanged at the time of the acquisition. This operation was sold in 2004, resulting in a gain of approximately $3 million.

The weighted average amortization period for the intangible assets, which were fully amortized in 2004, is approximately three years. Amortization expense related to intangible assets was approximately $217,455 for the year ended December 31, 2004.

NOTE 3: PROPERTY, EQUIPMENT, AND PURCHASED SOFTWARE

Property, equipment, and purchased software consists of the following:

	2005	2004
Computer equipment	$1,656,559	$1,408,206
Office equipment	111,617	85,544
Leasehold improvements	241,423	—

	2,009,599	1,493,750
Less: Accumulated depreciation and amortization	(1,235,053)	(900,688)

Total	$774,546	$593,062

Depreciation and amortization expense was $334,365 and $150,766 for the years ended December 31, 2005 and 2004, respectively.

Depreciation and amortization expense has been allocated between cost of sales and general and administrative expenses in the accompanying Statements of Operations.

NOTE 4: COMMITMENTS AND CONTINGENCIES

Operating leases: The Company leases office space and equipment under noncancelable operating leases that expire over various terms through 2008. The Company recognizes rent expense for its office lease on a straight-line basis over the life of the lease. Differences between this basis and cash requirements are reflected as deferred rent. The current portion of deferred rent is included in accrued expenses. At December 31, 2005, future minimum lease payments required under operating leases were as follows:

Year Ending December 31,	Amount
2006	$326,796
2007	336,599
2008	141,973

Total	$805,368

Rent expense incurred for the years ended December 31, 2005 and 2004, was $557,559 and $709,879, respectively.

Legal proceedings: In the ordinary course of business, the Company is involved in and is subject to claims, contractual disputes, and other uncertainties. A suit is currently in discovery accusing the Company of improper transfer of intellectual property rights and alleging instances of personal injury deriving therefrom. No specific dollar amount has been requested. The Company intends to vigorously defend its position. At this time, it is not possible to predict an outcome or range of outcome. Therefore, there is no accrual for this matter in the accompanying financial statements. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition or its results of operations.

NOTE 5: EMPLOYEE BENEFIT PLAN

The Company established a 401(k) Retirement Plan (the “Plan”) on March 1, 2000. Employees become eligible for participation immediately upon joining the Company. Eligible employees may elect to have contributions, up to Federal limits, invested under the terms of the Plan. The Plan does not require any matching contributions, and the Company did not make any contributions to the Plan for the years ended December 31, 2005 and 2004.

NOTE 6: RELATED PARTY TRANSACTIONS

During 2003, the Company’s largest stockholder loaned the Company $600,000 with a 12% interest rate. This loan was repaid in full in 2004. Two of the Company’s stockholders and an officer deferred approximately $100,000 of salary earned in 2003 to 2004, when it was paid.

NOTE 7: INCOME TAXES

The provision for income taxes for the years ended December 31, 2005 and 2004 reflects the Federal alternative minimum tax and taxes in certain states where income was not reduced by net operating loss carryforwards. The stock based compensation expense related to variable option accounting reported in 2005 is not deductible for income tax purposes. At December 31, 2005 and 2004, respectively, the components of the Company’s deferred tax assets and deferred tax liabilities were as follows:

	2005	2004
Deferred tax assets (liabilities)
Net operating loss carryforward	$2,700,000	$3,700,00
Research and development tax credit	450,000	420,000
Allowance for doubtful accounts	100,000	193,000
Accrued expenses	120,000	—
Depreciation	100,000	70,000

Total deferred tax assets	$3,470,000	4,383,000
Deferred tax valuation allowance	(3,470,000)	(4,383,000)

Net deferred tax asset	$—	$—

The Company had net operating loss carryforwards of approximately $6,900,000 and $9,330,000 at December 31, 2005 and 2004, for income tax purposes. These carryforwards expire, if unused, through 2023. Because of the “change of ownership” provision of the Internal Revenue Code, a portion of the Company’s net operating loss carryforwards may be subject to annual limitations regarding its utilization in the event of a change in control of the Company.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Based upon the level of historical taxable income management has established a valuation allowance for the full amount of the deferred tax assets at December 31, 2005 and 2004.

NOTE 8: STOCKHOLDERS’ EQUITY

Common stock: In November 1999, the Company issued 16,242,857 shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) for a price of $0.01 per share.

In January 2000, the Company issued 655,556 shares of Class A Redeemable Common Stock in connection with the Asset Purchase Agreement between the Company and a seller. As of December 31, 2005, all of these shares have been reacquired (Note 2). In June 2001, the Company issued 683,544 shares of Class A Common Stock in connection with the Asset Purchase Agreement between the Company and a seller (Note 2). All 683,544 shares were returned to the Company in May 2002 in accordance with the Settlement Agreement and release with Open Hire, Inc.

Preferred stock: On December 10, 1999, the Company entered into a Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with a third party. Under the terms of the Series A Purchase Agreement, which was amended in May 2000 to include an additional investor, the Company issued 86,806 shares of Series A-1 Preferred Stock and 8,101,852 shares of Series A-2 Preferred Stock to other third party investors for a purchase price of $0.864 per share. An additional 1,012,731 shares of Series A-1 Preferred Stock were issued to the Company’s founder. The sale of Series A Preferred Stock resulted in cash proceeds to the Company of approximately $3,075,000 and a note receivable in the amount of $3,000,000 bearing interest at an annual rate of 8.5%. The note receivable was repaid in full during the year ended December 31, 2000.

In March 2000, the Company issued 1,157,408 shares of Series A convertible, redeemable preferred stock at $0.864 per share to a third party investor in exchange for cash of $1,000,000. During May 2000, the Company’s founder redeemed 115,741 shares of the Company’s Series A-1 Preferred Stock and 347,222 shares of Series A-2 Preferred Stock at a redemption price of $0.864 per share.

In February 2001, the Company entered into a Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) pursuant to which the Company issued (i) to the Company’s founder and other third party investors an aggregate of 731,972 shares of the Company’s Series B-1 Preferred Stock, at a purchase price of $1.5711 per share, for an aggregate purchase price of $1,150,002; and (ii) to a third party investor, 2,545,987 shares of the Company’s Series B-2 Preferred Stock, at a purchase price of $1.5711 per share, for an aggregate purchase price of $4,000,000. All of the Series A-2 and B-2 preferred shares were reacquired by the Company in 2003 for approximately $800,000.

The rights, preferences, conversion, and redemption features of the preferred stock include:

Liquidation rights: Upon liquidation of the Company, each holder of Series A Preferred Shares shall be entitled to receive an amount equal to the greater of (1) $0.864 (subject to adjustment in the event such shares are subdivided through a stock split, stock dividend, or otherwise) (the “Series A Liquidation Value”), plus all accrued and unpaid dividends whether or not they have been declared, or (ii) the amount such holder would receive if all holders of Series A Preferred Shares had converted such stock into Common Stock immediately prior to such liquidation.

Upon liquidation of the Company, each holder of Series B Preferred Shares shall be entitled to receive, prior to any payment on any securities other than the Series A Preferred Shares or Series B Preferred Shares and pari passu with the Series A Preferred Shares, an amount equal to $1.5711 per share (subject to adjustment in the event such shares are subdivided through a stock split, stock dividend, or otherwise) (the “Series B Liquidation Value”), plus all accrued and unpaid dividends whether or not they have been declared.

Mandatory conversion: Shares of Series A-1 Preferred Stock may be converted at any time, at the election of the holder, into the number of shares of Class A Common Stock determined by (i) multiplying the number of shares of Series A-1 Preferred Shares to be converted by the Series A Liquidation Value and (ii) dividing the resulting product by the Series A Conversion Price ($0.864 initially, subject to adjustment upon certain events). If the holders of more than two-thirds of the Series A-1 Preferred Shares then outstanding shall so elect, all of the outstanding shares of Series A-1 Preferred Shares shall automatically convert into shares of Class A Common Stock.

Shares of Series B-1 Preferred Stock may be converted at any time, at the election of the holder, into the number of shares of Class A Common Stock determined by (i) multiplying the number of shares of Series B-1 Preferred Shares to be converted by the Series B Liquidation Value and (ii) dividing the resulting product by the Series B Conversion Price ($1.5711 initially, subject to adjustment upon certain events). If the holders of more than 50 percent of the Series B-1 Preferred Shares then outstanding shall so elect, all of the outstanding shares of Series B-1 Preferred Shares shall automatically convert into shares of Class A Common Stock.

Redemption: The holders of both Series A Preferred Shares and Series B Preferred Shares have certain redemption rights as follows: At any time or times on or after the earlier to occur of December 10, 2004 or the date on which the Company undergoes a Fundamental Change or Change in Ownership (as defined in the Company’s Certificate of Incorporation), the holder or holders of at least a majority of the then Preferred Shares of the Company, voting together as a single class, may elect to require the Company to redeem all or any portion of such holders’ Preferred Shares at cost plus accrued and unpaid dividends, whether or not they have been declared.

Dividends: For both the Series A and Series B Preferred Shares, dividends accrue daily at a rate per share of 8% per annum from and including the date of issuance and up to and including the date on which the liquidation value of such shares plus all accrued and unpaid dividends thereon is paid. Accruing dividends shall be cumulative and shall accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds of the Corporation legally available for the payment of dividends. All accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution, or payment can be made with respect to any Junior Securities.

If at any time the Corporation pays less than the total amount of dividends accrued and unpaid with respect to all outstanding Series A Preferred Shares and Series B Preferred Shares, such payment shall be distributed ratably among the holders of the Series A Preferred Shares and the Series B Preferred Shares in proportion to the number of shares held by each holder.

In the event any dividend or other distribution payable in cash, other property, or stock is declared on the Common Stock, each holder of the Series A Preferred Shares and Series B Preferred Shares on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution the same cash, stock, or other property that such holder would have received if on such record date such holder was a holder of record of the number of Common shares into which such Series A Preferred Shares or Series B Preferred Shares are convertible.

Voting rights: Except as otherwise provided by Delaware law or the Company’s Certificate of Incorporation, holders of Common Stock, Series A Preferred Shares and Series B Preferred Shares vote together as a single class on matters submitted to a vote before the stockholders of the Company. Holders of Common Stock are entitled to one vote per share. Holders of Series A-1 Preferred Shares and Series B-1 Preferred Shares are entitled to the number of votes equal to the number of shares of Class A Common Stock such holders would have received had they converted all of their Series A-1 Preferred Shares or Series B-1 Preferred Shares to Class A Common Stock.

If an underwritten public offering of shares of Common Stock is effected in which: (a) the aggregate price paid by the public for the shares is at least $20,000,000; and (b) the price per share paid by the public for such shares is at least 300% of the Series B Conversion Price (as defined in the Company’s Certificate of Incorporation) in effect immediately prior to such offering, then all of the outstanding convertible preferred stock of the Company (the “Preferred Stock”) shall be automatically converted into shares of Common Stock upon the closing of the public offering.

NOTE 9: EMPLOYEE STOCK OPTION PLAN

The stockholders of the Company approved the 1999 Stock Option Plan as amended (the “1999 Plan”), which authorizes 7,031,000 shares of the Company’s Class A common stock as available for the granting of options. Options granted under the 1999 plan vest quarterly over a 3-year period from the date of grant. All options expire ten years from the date of grant.

The Company has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options rather than the alternative fair value accounting method allowed by SFAS No. 123. APB No. 25 provides that compensation expenses related to the Company’s employee stock options is measured based upon the intrinsic value of the stock option. Accordingly, no grant date compensation cost has been recognized for employee stock options for which the exercise price equals or exceeds the fair value of the common stock on the date of grant. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. All option grants issued subsequent to January 17, 2001, are accounted for using variable option accounting. These options include a repurchase provision at a price other than fair market value upon termination of an employee with or without cause. Per the guidance of EITF 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, such plans must be accounted for using variable accounting. During 2005 and 2004, no grant date compensation expense was recorded in relation to these variable options since the exercise prices exceeded the estimated fair market value of the common stock at the grant date. The following table summarizes stock option activity for the years ended December 31, 2005 and 2004:

	Shares	Weighted Average Exercise Price
Options outstanding, December 31, 2003	5,210,000	$0.65
Options granted	727,000	0.50
Options forfeited or canceled	(212,000)	0.76

Options outstanding, December 31, 2004	5,725,000	0.65

Options granted	1,884,893	0.50
Options forfeited or canceled	(954,667)	0.65
Options exercised	(23,333)	0.50

Options available for future grant at December 31, 2005	6,631,893	0.58

During 2004, no compensation expense was recorded for variable accounting options as the year-end estimated fair market value did not exceed the exercise price. Each of the options outstanding per the table above as of December 31, 2005, was converted into an option to acquire Concur Technologies, Inc. (Concur) common stock in 2006, pursuant to the acquisition of the Company by Concur (see Note 11). The conversion to options to acquire Concur common stock (which is a public company with an active trading market in its common stock) at a price significantly below the trading price of Concur common stock on the conversion date, established a fair market for the options as of December 31, 2005. This resulted in a charge to 2005 operations of $9,859,000.

NOTE 10: CAPITAL LEASES

The Company leases equipment as lessee under agreements that are classified as capital leases. The following is a schedule by year of future minimum lease payments under the capital leases together with the net present value of the minimum lease payments as of December 31, 2005:

Year Ending December 31, 2006	Amount
$129,642
Amount representing interest	(4,227)

Net present value of future minimum lease payments	$125,415

The amount necessary to reduce the minimum lease payments to their net present value is calculated at the interest rates implicit in the leases of approximately 9%. The assets were placed in service in 2005. Balances related to the capital leases are included in the accompanying financial statements as follows at December 31:

	2005	2004
Leased equipment under capital leases
Original asset value	$248,040	$248,040
Less: Accumulated amortization	(82,680)	—

Net book value at end of year	$165,360	$248,040
Amortization expenses for the year ended December 31	$82,680	$—

NOTE 11: SUBSEQUENT EVENT

The Company was acquired in 2006 by Concur Technologies, Inc. Under the terms of the agreement, all outstanding equity securities of Outtask were exchanged for approximately $24 million to $36 million in cash and approximately 2.9 million to 3.5 million shares of Concur common stock all totaling between approximately $67 million and $88 million based on the closing price of Concur common stock on January 20, 2006. The total amount of consideration is subject to the satisfaction of certain conditions as of September 30, 2006 and certain other adjustments and holdback provisions set forth in the definitive agreement.